PMD INVESTMENT COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 16, 1997

The Annual Meeting of Shareholders of PMD INVESTMENT COMPANY, a Nebraska corporation, will be held on Monday, June 16, 1997, at 9:30 A.M., at the First National Bank of Omaha, Terrace Level, One First National Center, Omaha, Nebraska, for the following purposes:

1. To elect a Board of Directors.
2. To ratify or reject the selection by the Board of Directors of Deloitte & Touche LLP as the Corporation's independent accountants for 1997.
3. To approve or disapprove the proposed Investment Advisory Agreement between the Corporation and First National Bank of Omaha.
4. To transact such other business as properly may come before the meeting and any adjournments thereof.

The stock transfer books of the Corporation will not be closed. The Board of Directors of the Corporation has fixed the close of business on April 28, 1997, as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the meeting.

Dated: May 1, 1997

BY ORDER OF THE BOARD OF DIRECTORS,

Herbert B. Underwood,
Secretary

PLEASE MARK, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT
PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR USE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

PMD INVESTMENT COMPANY
PROXY STATEMENT
Annual Meeting of Shareholders
June 16, 1997

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of PMD Investment Company (the "Corporation") of proxies from holders of the Corporation's $0.50 par value Common Stock ("Common Stock") for use at the annual meeting of the shareholders of the Corporation to be held on June 16, 1997, at 9:30 A.M., at the First National Bank of Omaha, Terrace Level, One First National Center, Omaha, Nebraska, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The mailing address of the principal executive offices of the Corporation is 10050 Regency Circle, Suite 315, Omaha, Nebraska 68114. This Proxy Statement and the accompanying form of Proxy are first being sent to the holders of Common Stock on or about May 7, 1997.

The accompanying Proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a duly executed Proxy bearing a later date, filed with the Secretary of the Corporation prior to the Annual Meeting. If a shareholder who has given a Proxy is present at the Annual Meeting and wishes to vote in person, such shareholder may withdraw the Proxy at that time.

The annual report of the Corporation for the year ended December
31, 1996, including financial statements, previously has been mailed to shareholders of the Corporation. Such report is not to be regarded as proxy soliciting material or as part of this Proxy Statement. The Corporation will furnish to shareholders upon request a copy of such annual report and the most recent semi-annual report succeeding such annual report. A shareholder request for such reports should be directed to Julie Clause at First National Bank of Omaha, Trust Department, One First National
Center, Omaha, NE 68102, or at the following toll-free telephone number: 1-800-228-4411.




COMMON STOCK AND PRINCIPAL HOLDERS

The Board of Directors has fixed the close of business on April 28, 1997, as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the Annual
Meeting.

On April 28, 1997, the Corporation had outstanding 3,476,862 shares of Common Stock, each such share entitling the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shareholders entitled to vote at the Annual Meeting have cumulative voting rights in the election of directors, and there are no conditions precedent to the exercise of such rights. The existence of cumulative voting rights means that a shareholder may cast a total number of votes in the election for directors which is equal to the number of directors to be elected multiplied by the number of such shareholder's shares; such votes may be cast entirely for one candidate or may be distributed equally or unequally among as many candidates as the shareholder may consider appropriate.

In the election of directors, any action other than a vote for a nominee will have the practical effect of a vote against such nominee, but only votes in favor of a nominee will directly affect the outcome of the election since the three nominees receiving the greatest number of votes will be elected. Abstentions from voting and broker "non-votes" on the selection of independent accountants will have the practical effect of votes against such proposal but will not affect the outcome of the voting on such proposal since the approval of such proposal requires only a majority of the votes cast with respect to such proposal.

Abstentions from voting and broker "non-votes" on the proposed Investment Advisory Agreement with First National Bank of Omaha will have the practical effect of votes against such proposed Investment Advisory Agreement since the approval of such Investment Advisory Agreement requires a minimum number of votes and not just a majority of the votes cast. Abstentions and broker "non-votes" are not deemed to be "votes cast" for any purpose but will be included for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial owner of the shares involved.

The following table sets forth information as to the beneficial ownership of Common Stock of each person or group who, as of March 10, 1997, to the knowledge of the Corporation, owned more than 5% of the Common Stock.

               Name and            Amount and
Title     Address of               Nature of           Percent
of           Beneficial            Beneficial          of
Class     Owner                    Ownership           Class

Common    D. J. Witherspoon        2,989,969(1)        86.00%
Stock     9723 Nottingham Drive
$0.50     Omaha, Nebraska 68114
par value
Common              John Patrick Witherspoon 274,071(2)         7.88%
Stock     1211 Howard Street
$0.50     Omaha, Nebraska 68102
par value

(1) These shares are owned of record only by First National Bank of Omaha, as conservator for D. J. Witherspoon; such conservator has sole voting and investment power over such shares.

(2) 245,183 of these shares (7.05% of the outstanding shares) are owned both of record and beneficially by John Patrick Witherspoon. 28,888 of these shares (0.83% of the outstanding shares) are owned of record only by Iris J. Norman, as trustee, and beneficially only by John Patrick Witherspoon.

No director or officer of the Corporation other than John Patrick
Witherspoon owned any shares of the Corporation's Common Stock on March 10, 1997.


ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will elect a board of three directors for a term extending until the 1997 annual meeting of the shareholders of the Corporation and until their respective successors have been elected and qualify. Proxies in the accompanying form which are received by the Board of Directors in response to this solicitation will, unless contrary instructions are given therein, be voted by the persons named therein as proxies in favor of the three nominees for directors listed below. The persons named as proxies reserve the right, however, to vote such proxies cumulatively and for the election of fewer than all of the nominees for directors but do not intend to do so unless nominees other than those listed below are nominated at the Annual Meeting. The Board of Directors believes that all of the three nominees listed below will be available to serve and will serve as directors if elected; however, if any of such nominees is not so available at the time of the election, the proxies will be voted in the discretion of the persons named therein for the election of a substitute nominee. The three nominees receiving the greatest number of votes at the Annual Meeting will be elected as directors.

Set forth below is certain information as of March 10, 1997, with respect to the nominees for election as directors of the Corporation. The information relating to their respective business experience was furnished to the Corporation by such persons. All of the nominees presently are serving as directors of the Corporation, and all of the nominees have been nominated for reelection by the Board of Directors.



Nominees and Business Experience

J. G. Sawicki

Mr. Sawicki, age 83, retired in 1979 as a vice president of Mid-Continent Bottlers, Inc. (soft drink bottlers) after having served in such capacity for more than five years. He has been a director of the Corporation since 1969. In addition, he has been President and Treasurer of the Corporation since 1991.

Herbert B. Underwood

Mr. Underwood, age 70, retired in April 1991 as Vice President of Pamida, Inc. (owner and operator of general merchandise discount stores) after having served in such capacity for more than five years. He has been a director of the Corporation since 1991. In addition, he has been a Vice President and the Secretary of the Corporation since 1991.

John Patrick Witherspoon*

Mr. Witherspoon, age 36, has been engaged in the business of real estate management and development for more than five years. He has been a director of the Corporation since 1994 and has been a Vice
President of the Corporation since 1994.

* Mr. Witherspoon is the son of D.J. Witherspoon and is an "interested person" within the definition of Section 2(a) (19) of the Investment Company Act of 1940 by reason of such relationship.

The persons named above are all of the executive officers of the Corporation and hold the offices indicated in their respective biographical paragraphs. All executive officers of the Corporation may be removed from their respective positions as such officers at any time by the Board of Directors.

Shareholdings

The following table sets forth information as to the Common Stock beneficially owned as of March 10, 1997, by (i) all nominees and present directors of the Corporation and (ii) all present directors and officers of the Corporation as a group:

                                               Amount and Nature of      Percent
Name                                   Beneficial Ownership      of Class
J. G. Sawicki                   None
Herbert B. Underwood            None
John Patrick Witherspoon        274,071 (1)               7.88%
All present directors and
officers as a group
(3 persons)                     274,071 (1)               7.88%

(1) 245,183 of these shares (7.05% of the outstanding shares) are owned of record and beneficially by John Patrick Witherspoon. 28,888 of these shares (0.83% of the outstanding shares) are owned of record only by Iris J. Norman, as trustee, and beneficially only by John Patrick Witherspoon.

The Board

During the year ended December 31, 1996, the Board of Directors met three times and on eight other occasions acted by unanimous written consent. The Corporation does not have a standing audit, nominating, or compensation committee.

Compensation

The Corporation pays no compensation to any of its officers for their service in such capacities. Each director of the Corporation is entitled to receive an annual director's fee of $5,000 and an additional $500 for each meeting of the Board of Directors of the Corporation in excess of four which such director attends during any fiscal year of the Corporation. The Corporation has not paid and does not expect to pay any other or additional compensation or benefits to any of its directors or officers. During the year ended December 31, 1996, the total directors' fees paid or accrued by the Corporation were as follows:

     Name of Person,            Aggregate Compensation
     Position                   From Fund
     J. G. Sawicki, Director    $5,000

     Herbert B. Underwood,      $5,000
     Director

     John Patrick Witherspoon,  $5,000
     Director

INVESTMENT ADVISORY AGREEMENT

Agreement with Mentor

The Corporation's current investment adviser is Mentor Investment Advisors, LLC ("Mentor"). On November 1, 1996, Commonwealth Investment Counsel, Inc. (formerly known as Investment Management Group, Inc.), the Corporation's former investment adviser, converted into Mentor, a Virginia limited liability company. Prior to November 1, 1996, Commonwealth Investment Counsel, Inc. was a wholly owned subsidiary of Mentor Investment Group, Inc. Also on November 1, 1996, Mentor Investment Group, Inc. converted into a Virginia limited liability company with the name Mentor Investment Group, LLC ("Mentor Group"). Mentor Group currently owns 99% of the outstanding membership interests of Mentor.
The present Investment Advisory Agreement with Mentor (the "Mentor Advisory Agreement"), dated January 15, 1981, as amended, was submitted to a vote and approved at the annual meeting of the shareholders of the Corporation held on June 17, 1991. The purpose of such submission was to obtain approval of a revised advisory fee schedule. The Corporation has not had an investment advisory agreement with anyone other than Mentor and its predecessors.

The Mentor Advisory Agreement was approved for continuance until December 31, 1997, by unanimous action of the Board of Directors of the Corporation on November 25, 1996. However, the Mentor Advisory Agreement may be terminated by the Corporation at any time without penalty, on 30 days' written notice to Mentor, by a resolution of the Board of Directors or by the vote of a majority of the outstanding shares of Common Stock (as defined in the Investment Company Act of 1940). The Mentor Advisory Agreement provides that it will terminate automatically in the event of its assignment. Unless sooner terminated, the Mentor Advisory Agreement is to continue after December 31, 1997 for successive one-year periods so long as such continuation is specifically approved at least annually in the manner required by the Investment Company Act of 1940.

The Mentor Advisory Agreement provides that Mentor shall perform a continuous review of the Corporation's portfolio of securities and shall determine the securities to be purchased or sold by the corporation (including the placing of orders for the purchase and sale of such securities), the portion of the Corporation's assets which shall remain uninvested, and the extent to which the Corporation shall use its investment powers. In performing such services, Mentor is required to follow, among other guidelines, the Corporation's investment policies and restrictions set forth in an exhibit to the Mentor Advisory Agreement. In addition, Mentor is required to compute the net asset value per share of the Corporation's Common Stock as of the close of business on the last day in each month on which the New York Stock Exchange is open for trading and at such times as the corporation's Board of Directors may direct. The Mentor Advisory Agreement provides that Mentor is not required to give the corporation preferential treatment as compared with the treatment given to any other investment company or customer. At its own expense Mentor may employ, retain, or otherwise avail itself of the services and facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, and such other information, advice, or assistance as Mentor may deem necessary, appropriate, or convenient for the discharge of its obligations under the Mentor Advisory Agreement. Mentor also is required to maintain a continuous record of all of the Corporation's securities and to furnish to the Corporation's Board of Directors, upon request, a resume of the corporation's securities portfolio. Mentor also must report to the Corporation's Board of Directors on all matters pertaining to Mentor's services as investment adviser at the regular meetings of the Board and at such other times as the Board may request. Mentor must pay all of the costs and expenses of performing the services described above. The Corporation, however, must pay all brokerage commissions (if any) on its portfolio transactions and the expenses for its custodian, transfer agent, registrar, accountants, and attorneys and for other expenses (such as printing, postage, directors' fees, and state corporation fees) not covered by the Mentor Advisory Agreement.

As compensation for Mentor's services under the Mentor Advisory Agreement, the Mentor Advisory Agreement presently provides for the Corporation's payment of a monthly fee to Mentor equal to (a) 1/12 of 0.25% of the first $10,000,000 of the net asset value of the Corporation as of the last day of each month on which the New York Stock Exchange is open for trading and (b) 1/12 of 0.15% of the net asset value of the Corporation in excess of $10,000,000 as of the last day of each month on which the New York Stock Exchange is open for trading, with a minimum fee of $10,000 for each successive 12-month period. During the year ended December 31, 1996, the Corporation paid or accrued $36,307 as advisory fees for Mentor.

Information Concerning Mentor

Mentor provides investment services on a discretionary basis primarily to individuals, pension and profit-sharing plans, individual retirement accounts, and educational institutions and on a non-discretionary basis primarily to individuals.

The principal executive officers and managing directors of Mentor are John G. Davenport, R. Preston Nuttal, Paul F. Costello, Theodore W. Price, Paul M. Jones, Peter J. Quinn, and Karen H. Wimbish. The address of all of such officers and managing directors is 901 East Byrd Street, Richmond, Virginia 23219. All of such officers' and managing directors' principal occupations are as such officers and managing directors.

Wheat First Butcher Singer, Inc. owns 80% of the outstanding membership interests of Mentor Group and EVEREN Securities Holdings, Inc. owns 20% of the outstanding membership interests of Mentor Group. The address of EVEREN Securities Holdings, Inc. is 77 West Wacker Drive, Chicago, Illinois 60601. The address of Wheat First Butcher Singer, Inc. and Mentor Group is 901 East Byrd Street, Richmond, Virginia 23219. The Wheat First Butcher Singer, Inc. Assoicate Stock Ownership Plan owns 26% of the outstanding common stock of Wheat First Butcher Singer, Inc. (as of March 21,
1997). No other person owns as much as 10% of the common stock of Wheat First Butcher Singer, Inc.

Proposed Agreement with First National Bank of Omaha

The Board of Directors of the Corporation determined at a special meeting of the Board of Directors of the Corporation on November 25, 1996, that it would be advisable for the Corporation to terminate the Mentor Advisory Agreement and enter into a new Investment Advisory Agreement with First National Bank of Omaha ("FNBO").

FNBO is a national banking association and is a subsidiary of First National of Nebraska, Inc., a Nebraska corporation. First National of Nebraska, Inc., owns 99.66% of the outstanding voting securities of FNBO. The address of both FNBO and First National of Nebraska, Inc., is One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. FNBO provides a full range of financial and trust services to businesses, individuals, and government entities. The FNBO trust division provides a full range of administrative services including estate settlement, personal trust administration, employee benefit administration and record keeping, institutional custody, corporate trust services, and transfer and paying agent services. FNBO does not act as an investment adviser with respect to any other fund having a similar investment objective to the investment objective of the Corporation but is the investment adviser to a group of mutual funds as discussed below.

The following individuals all are principal executive officers and directors of FNBO: F. Phillips Giltner, Chairman; Bruce R. Lauritzen, President; John R. Lauritzen, Chairman Emeritus; Elias
J. Eliopoulos, Executive Vice President; J. William Henry, Executive Vice President; Dennis A. O'Neal, Executive Vice President; and Charles R. Walker, Executive Vice President; Marc M. Diehl, Senior Vice President, Trust; James L. Doody, Senior Vice President, First Bankcard Center; Charles H. Fries, Jr., Senior Vice President, Corporate & Financial Institutions; Frances A. Marshall, Senior Vice President, First Integrated Systems; Laurie
A. Minarik, Senior vice President, Retail Banking; James C. C. Schmidt, Senior Vice President, Data Automation; Robert J. Urban, Senior Vice President, Personnel; Timothy D. Hart, Vice President
& Comptroller, Corporate Administration; and Russell K. Oatman, Vice President and Cashier, Operations. Howard M. Dietz and Herbert J. Young also are directors of FNBO. The address of all of such officers and directors is One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. All of such officers' and directors' principal occupations are as such executive officers and directors, with the exception of Howard M. Dietz and Herbert J. Young, who are both retired trust officers.

John R. Lauritzen owns 46.4% of the outstanding common stock of First National of Nebraska, Inc., and Thomas L. Davis owns 12.4% of the outstanding common stock of First National of Nebraska, Inc. Mr. Lauritzen's address is One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. Mr. Davis' address is c/o Trust Department, First National Bank of Omaha, One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. No other person owns as much as 10% of the common stock of First National of Nebraska, Inc.

The proposed Investment Advisory Agreement with FNBO is attached hereto as Exhibit "A" (the "FNBO Advisory Agreement"). The proposed FNBO Advisory Agreement is substantively identical to the Mentor Advisory Agreement. The proposed FNBO Advisory Agreement requires FNBO to perform the same services for the Corporation as are currently being performed by Mentor, and the Corporation would pay the same compensation to FNBO as the Corporation currently pays to Mentor.

The Corporation cannot enter into the FNBO Advisory Agreement without the vote of the holders of a majority of the Corporation's outstanding voting securities approving the FNBO Advisory Agreement. In evaluating the advisability of recommending to the shareholders that they approve the FNBO Advisory Agreement, the Board of Directors of the Corporation considered many factors, including, among other things, the qualifications of FNBO to serve as the Corporation's investment adviser, the financial condition of FNBO, the range of services provided by FNBO, the geographic location of FNBO, and the cost savings that the Corporation would enjoy by having FNBO serve as the Corporation's investment adviser. Each of these factors is discussed below.

The Board of Directors of the Corporation determined that FNBO is qualified to serve as the Corporation's investment adviser. FNBO received its trust powers in 1929 and has been managing assets for taxable and non-taxable clients since that time. FNBO currently provides investment management services for more than 1,500 taxable accounts involving high net worth individuals, trusts and corporations.
  Such taxable accounts managed by FNBO have assets in excess of $900 million. FNBO also provides institutional management for a variety of tax-exempt clients including public funds, endowments, foundations, and pension, profit sharing, and 401(k) plans. The assets managed by FNBO for the tax-exempt accounts exceed $1.8 billion.

FNBO also serves as investment adviser and custodian for the First Omaha Family of Mutual Funds which consist of the First Omaha Small-Cap Value Fund, the First Omaha Equity Fund, the First Omaha Balanced Fund, the First Omaha Fixed Income Fund, the First Omaha Short/Intermediate Fund, and the First Omaha U.S. Government Obligations Fund. The funds were established in 1992 and have total assets managed by FNBO of approximately $450 million.

The Board of Directors of the Corporation also believes that FNBO has the financial strength necessary to serve as the Corporation's investment adviser. First National of Nebraska, Inc., the parent company of FNBO, had total assets of over $6.9 billion dollars on December 31, 1996 and had net profits of over $70 million for the year ended December 31, 1996. The 1996 Annual Report of First National of Nebraska, Inc., stated that, as of December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Company's banking subsidiaries, including FNBO, as well capitalized under the regulatory framework for prompt corrective action.

All of the FNBO portfolio managers and other investment professionals who would be assigned to the Corporation's account are located in Omaha, Nebraska. The Corporation's office and all of the officers and directors of the Corporation also are located in Omaha, Nebraska. The Board of Directors of the Corporation believes that the Corporation will benefit by having the Corporation's investment adviser located in the same city as the members of the Board of Directors.

As discussed above, FNBO would provide the same investment advisory services to the Corporation as Mentor has been providing to the Corporation. In addition, FNBO currently acts as the custodian of the Company's portfolio securities and as the Corporation's transfer agent and dividend disbursing agent and would continue to perform such services if FNBO was also the Corporation's investment adviser. The Board of Directors believes that the Corporation would benefit from the efficiencies which would be created by having all of the services performed by FNBO.

The Corporation also would enjoy savings in custodian fees paid by the Corporation to FNBO if FNBO also serves as the Corporation's investment adviser. FNBO currently charges the Corporation $.50 per $1,000 of market value of securities held by FNBO as custodian. For the year ended December 31, 1996, the Corporation paid $7,641 in custodian fees to FNBO. If FNBO serves as the Corporation's investment adviser, FNBO would charge a flat fee of $4,000 for performing the custody services for the Corporation. For the year ended December 31, 1996, the Corporation also paid $5,185 to FNBO for acting as the Corporation's transfer agent and disbursing agent. FNBO would continue to perform such services for the Corporation if FNBO also acted as the Corporation's investment adviser. The fees charged by FNBO to act as the Corporation's transfer agent and dividend disbursing agent will not change if the FNBO Advisory Agreement is approved.

Based upon its review and analysis of the factors addressed above, the Board of Directors of the Corporation has determined that it would be advisable for the Corporation to terminate the Mentor Advisory Agreement and enter into the FNBO Advisory Agreement. The Board of Directors of the Corporation recommends that the shareholders of the Corporation approve the FNBO Advisory Agreement, and the following resolution will be offered for such purpose by the Board of Directors at the Annual Meeting:

"RESOLVED, that the shareholders of PMD Investment Company ("this corporation") hereby approve the Investment Advisory Agreement between this corporation and First National Bank of Omaha in the form which was attached to the PMD Investment Company Proxy Statement dated May 1, 1997 (the "FNBO Advisory Agreement") and hereby authorize and empower the directors and officers of this corporation to take such actions as any of them may deem necessary or appropriate to (i) execute, deliver and perform the FNBO Advisory Agreement on behalf of this corporation and (ii) terminate this corporation's existing Investment Advisory Agreement with Mentor Investment Group, Inc."

Approval of such resolution requires the affirmative vote of the holders of a majority of the outstanding shares of the Corporation. The Board of Directors of the Corporation intends that proxies solicited by this Proxy Statement will be voted in favor of such resolution unless contrary instructions are given therein. The Board of Directors recommends that shareholders of the Corporation vote "FOR" such resolution.

FNBO acts as conservator for D.J. Witherspoon, the principal shareholder of the Corporation. FNBO, as conservator for Mr.
Witherspoon, has sole voting and investment power over 86% of the outstanding shares of Common Stock of the Corporation.


RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

A majority of the members of the Board of Directors who are not "interested persons" of the Corporation, as defined in the Investment Company Act of 1940, have selected the firm of Deloitte & Touche LLP to serve as independent accountants for the Corporation for the year ending December 31, 1997. Deloitte & Touche LLP or its predecessor has served the Corporation as its independent accountants since 1969. Such selection is required by the Investment Company Act of 1940 to be submitted to the shareholders of the Corporation for ratification or rejection.

Accordingly, the following resolution will be offered by the Board of Directors at the Annual Meeting:

"RESOLVED, that the selection by the Board of Directors of PMD Investment Company of Deloitte & Touche LLP, independent certified public accountants, to examine the financial statements of and to serve as the independent public accountants for PMD Investment Company for the year ending December 31, 1997, hereby is ratified."

Approval of such resolution requires the affirmative vote of a majority of the shares voted with respect to such resolution. The Board of Directors intends that proxies solicited by this Proxy Statement will be voted in favor of such resolution unless contrary instructions are given therein. The Board of Directors recommends that shareholders of the Corporation vote "FOR" such resolution.

The Corporation expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

BROKERAGE COMMISSIONS

Purchases and sales of the type of assets in which the Corporation presently invests usually are effected by the Corporation with the seller or purchaser on a principal (net) basis, with no brokerage commission being paid by the Corporation. Since all of the Corporation's portfolio transactions were handled on a principal
(net) basis during the year ended December 31, 1996, the Corporation paid no brokerage commissions during such year.

Mentor's policy in purchasing and selling portfolio securities for the Corporation is to seek favorable net prices and reliable execution. After these primary considerations have been satisfied, Mentor may give additional consideration to other services, which Mentor deems to be of value to the Corporation or to Mentor in terms of the particular transaction or Mentor's overall responsibilities to the Corporation. Although the Corporation's securities transactions generally do not involve the payment of any brokerage commissions, where brokerage commissions are payable Mentor may be authorized, subject to the foregoing primary considerations and to review by the Corporation's Board of Directors, to execute orders with brokers in return for brokerage and research services which are of use to the Corporation, even though the commission rates at which such orders are executed may be higher than those charged by other brokers. Such research services also may be useful to Mentor in connection with its services to other advisory clients, and Mentor may not use all of such research services in connection with the performance of its responsibilities to the Corporation.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. As to other business, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1998 annual meeting of shareholders of the Corporation must be received by the Corporation not later than January 7, 1998, for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

ADDITIONAL INFORMATION

The cost of soliciting proxies in the accompanying form will be borne by the Corporation. Officers and directors of the Corporation, without compensation other than their regular compensation, also may solicit proxies either by mail, personal conversation, telephone, or telegraph. The Corporation will reimburse brokerage firms, nominees, and others for their expenses in forwarding solicitation material to the beneficial owners of Common Stock.


Dated: May 1, 1997

BY ORDER OF THE BOARD OF DIRECTORS

Herbert B. Underwood,
Secretary

EXHIBIT "A"
INVESTMENT ADVISORY AGREEMENT
June 16, 1997

First National Bank of Omaha
One First National Center
1620 Dodge Street
Omaha, Nebraska  68102

Gentlemen:

The undersigned Nebraska corporation (the "Company") is an investment company registered under the Investment Company Act of 1940 and engages in the business of investing and reinvesting its assets in a portfolio of securities. The Company conducts its business under the name "PMD Investment Company" and hereby engages you to act as its Investment Adviser subject to the terms and conditions set forth in this agreement.

SECTION 1.  Investment Management Services.

You shall use your staff and other facilities to perform a continuous review of the Company's portfolio of securities. From time to time as required in the best interests of the Company you shall determine what securities should be purchased or sold by the Company (including the placing of orders for the purchase and sale of such securities), what portion of the assets of the Company should remain uninvested, and the extent to which the Company should otherwise use its investment powers. In performing such review and making such determinations, you shall follow the Company's investment policies and restrictions set forth in Exhibit A to this agreement, as such policies and restrictions may be further delineated and limited by the statements contained in documents filed with the Securities and Exchange Commission from time to time, the policies and restrictions adopted by the Board of Directors of the Company (the "Board") from time to time, and the provisions of the Investment Company Act of 1940 and the rules promulgated thereunder, so that at all times the Company shall be in compliance with its investment policies and restrictions and the Investment Company Act of 1940. The Company agrees to supply you with copies of all such documents and to notify you of any changes in its investment policies and restrictions on a timely basis.

In rendering such investment management services to the Company pursuant to this agreement, you may at your own expense employ, retain, or otherwise avail yourself of the services or activities of other persons or organizations for the purpose of providing you or the Company with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, and such other information, advice, or assistance as you may deem necessary, appropriate, or convenient for the discharge of your obligations under this agreement or otherwise helpful to the Company.

You and any person performing executive, administrative, or trading functions for the Company whose services were made available to the Company by you are authorized to recommend that the Company pay, or to cause the Company to pay, brokerage commissions to any member of a securities exchange or to a securities broker or dealer in excess of the commissions which another member of such an exchange or another securities broker or dealer would have charged for effecting the same transaction, if you or such person determine in good faith that the amount of such commissions is reasonable in relation to the value of the brokerage and research services (as such term is defined in Section 28(e)(3) of the Securities Exchange Act of 1934 and the rules, regulations, and releases of the Securities and Exchange Commission thereunder) provided by such member or broker or dealer which are relevant to your investment management services under this agreement, viewed in terms of either the particular transaction or your overall responsibilities with respect to the Company.

SECTION 2. Records, Resumes, and Reports.

You shall maintain a continuous record of all of the securities which comprise the Company's portfolio and shall furnish to the Board, at any time the Board so requests, a resume of such portfolio in the form prescribed by the Board. You also shall present to the Board, at its regularly scheduled meetings, and at such other times as the Board may request, a report on all matters pertaining to your services as Investment Adviser under this agreement in the form prescribed by the Board.

SECTION 3. Multiple Capacities.

Nothing contained in this agreement shall be deemed to prohibit you from acting, and being separately compensated for acting in one or more capacities on behalf of the Company. Whenever you shall be required to act in multiple capacities on behalf of the Company either under this agreement or by virtue of this and any other agreement between you and the Company, you shall maintain the appropriate separate accounts and records for each such capacity. The Company understands that you or your affiliates may act in one or more capacities on behalf of other investment companies and customers. While the information and recommendations which you furnish to the Company shall, in your judgement, be appropriate under the circumstances and in light of the investment objectives of the Company, they may be different from the information and recommendations which you or such affiliates furnish to other investment companies and customers. You shall give the Company equitable treatment under the circumstances in receiving information, recommendations, and any other services requested of you, but you shall not be required to give preferential treatment to the Company as compared with the treatment given to any other investment company or customer. The Company agrees that all advice and recommendations which you furnish to the Company will be held in confidence by the Company and will be used by the Company only with respect to the Company's own investment portfolio.

SECTION 4. Payment of Expenses.

Unless otherwise provided in this agreement, you shall pay all of the costs and expenses which you may incur in providing the advisory and other services required to be furnished by you under this agreement. The Company agrees to pay, or to reimburse you for, the expenses of the Company relating to services not required to be furnished by you under this agreement, including but not limited to the charges of the Company's custodians, transfer agents, registrars, accountants, and attorneys. The Company also will pay all brokerage commissions on its portfolio transactions.

SECTION 5.  Compensation for Services.

As the sole and entire compensation for your investment management services under this agreement, the Company will pay to you at the end of each month a monthly fee equal to the sum of (a) 1/12 of 0.25% of the first $10,000,000 of the net asset value of the Company as of the last day in such month on which the New York Stock Exchange is open for trading and (b) 1/12 of 0.15% of the net asset value of the Company in excess of $10,0000,000 as of the last day in such month on which the New York Stock Exchange is open for trading; provided, however, that such monthly fees shall not be less than $10,000 in the aggregate for each successive 12-month period during which this agreement is in effect (or a pro rata portion of $10,000 if this agreement is in effect for less than any such 12-month period). The net asset value of the Company shall mean the total assets of the Company minus the total liabilities of the Company (including all appropriate accruals) and shall be determined in accordance with generally accepted accounting principles, on a market value basis as to investments in securities, and any supplemental instructions which the Board may give. You shall determine the Company's net asset value as of the close of business on the last day in each month on which the New York Stock Exchange is open for trading and at such other times as the Board may direct and promptly shall advise the Company of such value.

If this agreement shall terminate other than on the last day of a month, then your compensation under this agreement for such partial month shall be based upon the foregoing percentages as applied to the net asset value of the Company calculated on the last day preceding the termination date on which the New York Stock Exchange was open for trading and shall be that proportion of such month's fee which the number of days in such partial month bears to the number of days in the entire month.

SECTION 6. Liability of the Investment Adviser.

You agree to indemnify the Company and its officers, directors, and shareholders (the "indemnitees") against and to hold the indemnitees harmless from all loss, liability, damages, and expenses (including reasonable attorneys' fees) incurred by the indemnitees or any of them (whether before or after the termination of this agreement) as a result of (a) a breach by you of applicable federal or state securities laws or your fiduciary duty to the Company or its shareholders or (b) your breach of any of your obligations under this agreement, including but not limited to your failure to conform to the investment policies and restrictions of the Company in performing such obligations. Your obligations under this paragraph shall survive the termination of this agreement.

The Company understands that securities in which the Company's assets may be invested by you pursuant to this agreement will be subject to market fluctuations. Except as set forth in the foregoing paragraph or as otherwise provided by law, you shall not be liable for any action taken or omitted by you in good faith.

SECTION 7. Duration of Agreement.

Unless sooner terminated, this agreement shall continue in effect until December 31, 1997, and thereafter for successive one-year periods; provided, that such continuation of this agreement after December 31, 1997, is specifically approved at least annually in the manner required by the Investment Company Act of 1940.

SECTION 8. Termination of Agreement, Assignment, Etc.

This agreement may be terminated at any time, without the payment of any penalty, on 30 days' written notice to you, (i) by a resolution duly adopted by the Board or (ii) by the vote of a majority of the outstanding shares of Common Stock of the Company (as defined in the Investment Company Act of 1940). This agreement automatically shall terminate in the event of its assignment. The termination of this agreement shall not affect the rights of the parties under this agreement which have accrued prior to such termination.

SECTION 9.  Applicable Provisions of Law.

This agreement shall be subject to all applicable laws and regulations, including but not limited to the Investment Company Act of 1940 and the regulations issued thereunder. To the extent that any provisions of this agreement now or hereafter conflict with any such applicable laws or regulations, the latter shall control.This agreement is executed and delivered in Omaha, Nebraska, and the laws of the state of Nebraska shall govern its construction, validity, and effect.

Yours very truly,

PMD INVESTMENT COMPANY

By:
Title:

Accepted and agreed:

FIRST NATIONAL BANK OF OMAHA

By:
Title:

Exhibit A
PMD INVESTMENT COMPANY
A. INVESTMENT OBJECTIVE AND FUNDAMENTAL POLICIES

1. The investment objective of PMD Investment Company (the "Company") is to obtain as high a level of interest income as is consistent with prudent investment management and the preservation of capital of the Company; provided, that at all times at least fifty percent (50%) of the value (as defined in Section 851(c)(4) of the Internal Revenue Code of 1986 or the comparable provision of any later internal revenue law of the United States) of the total assets of the Company shall consist of obligations described in
Section 103(a) of the Internal Revenue Code of 1986 or the comparable provision of any later internal revenue law of the United States.

2.   The Company will seek to accomplish its investment objective stated above by:

a. Investing at least sixty percent (60%) of its assets in: (i) debt obligations issued by states, territories, and possessions of the United States, the District of Columbia, the Commonwealth of Puerto Rico, and their political subdivisions and instrumentalities, the interest on which is, at the time of the issuance of such debt obligations in the opinion of bond counsel for the issuers, exempt from federal income tax (such debt obligations generally being referred to as "Municipal Securities"); and (ii) securities of other regulated investment companies (subject to applicable restrictions imposed by the Investment Company Act of 1940) whose investments consist exclusively of Municipal Securities; and

b. Investing up to forty percent (40%) of its assets in fixed-income debt securities, the interest on which is not, at the time of the issuance of such fixed-income debt securities, exempt from federal income tax (such fixed-income debt securities generally being referred to as "Fixed-Income Securities"); and (ii) securities of other regulated investment companies (subject to applicable restrictions imposed by the Investment Company Act of
1940) whose investments consist exclusively of Fixed-Income
Securities.

3. The Municipal Securities in the which the Company may invest (or, if the Company invests in securities of other regulated investment companies, the Municipal Securities in which such other regulated investment companies may invest) either will be rated (at the time of purchase by the Registrant or such other regulated investment company) by Moody's Investors Service, Inc. ("Moody's") within its three highest rating categories for municipal obligations (AAA, AA and A) or within Moody's short-term municipal obligations top rating categories of MIG 1 and MIG 2 or by Standard & Poor's Company ("S&P") within its three highest rating categories for municipal obligations (AAA, AA and A) or if unrated will be deemed by the Company's investment advisor to be of comparable quality. The Company will not be required to dispose of a Municipal Security held by it if such Municipal Security's rating is downgraded by Moody's or by S&P to a rating below the minimum ratings set forth in this paragraph 3, although the Company's investment adviser shall consider whether continued investment in such Municipal Security is consistent with the Company's investment objectives and shall promptly after such Municipal Security's rating is downgraded notify the Company of its determination whether the Company should sell or otherwise dispose of such Municipal Security.

4. The Fixed-Income Securities in which the Company may invest must be of investment grade. A Fixed-Income Security will be deemed to be of "investment grade" if, at the time of acquisition by the Company, the Fixed-Income Security is rated at least Baa by Moody's or BBB by S & P's, or at a comparable rating by another nationally recognized rating organization. The Company will not be required to dispose of a Fixed-Income Security held by it if such Fixed-Income Security's rating falls below investment grade, although the Company's investment adviser shall consider whether continued investment in such Fixed-Income Security is consistent with the Company's investment objectives and shall promptly after such Fixed-Income Security's rating is downgraded notify the Company of its determination whether the Company should sell or otherwise dispose of such Fixed-Income Security.

5. The Company may invest in short-term Municipal Securities and Fixed-Income Securities and may engage in short-term trading (selling securities held for brief periods of time, usually less than three months) if it believes, upon the advice of the Company's investment adviser, that such transactions, net of costs including taxes, if any, would improve the overall return on the Company's investment portfolio. However, the Company's voluntary short-term trading will be limited to the extent necessary to enable the Company to qualify as a "regulated investment company" under the Internal Revenue Code of 1986; accordingly, the Company will limit such trading to the extent necessary to preclude its deriving 30% or more of its gross income in any taxable year from the sale or other disposition of securities held for less than three months.

6. The Company shall operate under the Investment Company Act of 1940 as a closed-end, diversified management investment company. Therefore, at least 75% of the value of the Company's total assets must at all times consist of (i) cash and cash items (including receivables), (ii) Government securities (securities issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States), (iii) securities of other investment companies, and (iv) other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the total assets of the Company and to not more than 10% of the outstanding voting securities of such issuer.

7. For each taxable year of the Company, at least 90% of the Company's gross income shall be derived from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock or securities.

8. The Company's investments shall be in securities which have been publicly distributed and for which a market exists.

B. INVESTMENT RESTRICTIONS

1.   The Company shall not issue senior securities.

2. The Company shall not purchase securities on margin (except such short-term credits as are necessary for the clearance of transactions) or effect a short sale of any security. The Company shall not write, purchase, or sell put or call options, or combinations thereof, except that the Company may write a call option for securities it owns at the time of selling the option, not to exceed securities representing 10% of the Company's total assets, in which case the Company will continue to hold the underlying security during the life of the call option.

3. The Company shall not borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow from banks, so long as the aggregate of any such borrowings does not exceed 5% of the value of the Company's total assets immediately prior to the time of the loan.

4. The Company shall not underwrite securities of other issuers and shall not acquire restricted securities (securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public) unless the Company's investment adviser determines that such restricted securities are readily marketable pursuant to an exemption from registration under such Act.

5. The Company shall not concentrate its investments in a particular industry or group of industries.

6. The Company shall not purchase or sell real estate or real estate mortgage loans, but the Company may invest in bonds or other debt securities which are secured by real estate or interests therein, including but not limited to real estate mortgages.

7. The Company shall not purchase or sell commodities or commodity contracts, including but not limited to futures contracts in a contract market or other futures market.

8. The Company shall not make loans to other persons except through the purchase of a portion of an issue of publicly distributed debt securities.

9. The Company shall not invest in any issuer's securities for the purpose of exercising control of such issuer.

10. The Company shall not invest in foreign securities or engage in arbitrage activities.

11. Except upon complying with the requirements of Section 12(d) of the Investment Company Act of 1940, the Company shall not invest in securities of other investment companies in aggregate amounts in excess of 10% of the value of the Company's total assets, will not invest more than 5% of the value of the Company's total assets in any one investment company, and will not own more than 3% of the total outstanding voting stock of any investment company. The Company may, however, acquire securities of other investment companies in connection with a merger or similar combination.

12. The Company shall abide by any other investment restrictions contained in the Investment Company Act of 1940 or regulations thereunder which are not expressly set forth in the preceding paragraphs.

PROXY CARD TEXT
(Front of card)


PROXY                       ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                        JUNE 16, 1997

PMD INVESTMENT COMPANY      THIS PROXY IS SOLICITED ON BEHALF OF THE
                                      BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Herbert B. Underwood,
J. G. Sawicki, and John Patrick Witherspoon, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all stock of PMD Investment Company standing in the name of the undersigned at the Annual
Meeting of Shareholders of PMD Investment Company to be held at First National Bank of Omaha, Terrace Level, One First National Center, Omaha, Nebraska at 9:30 A.M., on June 16, 1997, and at any adjournments thereof, (a) on the following matters and (b) on any other matters that properly may come before the meeting or any adjournments thereof:


1.  ELECTION OF OFFICERS

     [ ] For all nominees listed below        [ ] WITHHOLD AUTHORITY
         (except as marked to the                 to vote for all nominees
          contrary below)                          below

     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), draw a line through the nominee's name below.)

John Patrick Witherspoon       J.G. Sawicki        Herbert B. Underwood


2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP as independent public accountants of the Corporation for the year ending December 31, 1997.


      [  ]  FOR            [  ]  AGAINST             [  ]  ABSTAIN


3. APPROVAL OF PROPOSED INVESTMENT ADVISORY AGREEMENT BETWEEN THE CORPORATION AND FIRST NATIONAL BANK OF OMAHA.


      [  ]  FOR            [  ]  AGAINST             [  ]  ABSTAIN



(Back of card)

This proxy will be voted as specified. If no specification is given, this proxy will be voted for the election of directors and for the other proposals set forth above.

The undersigned hereby ratifies and confirms all that any of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Shareholders of PMD Investment Company to be held on June 16, 1997, the Proxy Statement for such meeting, and the Annual Report of PMD Investment Company for the year ended December 31, 1996.


(Signature of Shareholder)

Dated:             , 1997

Note: Please sign exactly as name appears on stock certificate (as indicated at left). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by partner.